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                                                                    EXHIBIT 10.1

                                    AGREEMENT

This AGREEMENT (the "Agreement") is made and entered this 1st day of December, 2001 by and among Princesa Partners, a Florida general partnership (the "Borrower"), and each of the lenders listed in the signature block hereto (collectively, the "Lenders").

                                    RECITALS

A. The Borrower and the Lenders entered into a Loan Agreement dated as of October 22, 1998 (the "Loan Agreement") pursuant to which the Lenders made a loan to Borrower in the amount of $8,400,000 (the "Loan") for the purposes set forth in the Loan Agreement. All capitalized terms not otherwise defined herein shall have the meanings provided for in the Loan Agreement.

B. The Loan is guaranteed by Bruce Lien, Michael Hlavsa, David Grossman, and Concorde Gaming Corporation (collectively, the "Guarantors").

C. In addition, the Loan was guaranteed by Bayfront Ventures, a Florida general partnership ("Bayfront") as lessee of the Vessel from the Borrower pursuant to a Guaranty, Subordination Agreement and Indemnity Agreement in favor of the Lenders dated as of October 22, 1998 (the "Bayfront Agreement"). On March 31, 2000, Bayfront was dissolved and liquidated by operation of law when Concorde Cruises, Inc. ("Cruises"), a South Dakota corporation 100% owned by Concorde Gaming Corporation, became the sole partner and the Bayfront Agreement was assumed by Cruises as the successor of Bayfront. The dissolution and liquidation of Bayfront violated paragraph 19(a)(1) of the Bayfront Agreement.

D. The Borrower is in Default under Sections 7.1(c) and (d) of the Loan Agreement in that Borrower has failed to comply with Section 6.13 of the Loan Agreement for the four quarters ending September 30, 2000, the four quarters ending December 31, 2000, the four quarters ending March 31, 2001 the four quarters ending June 30, 2001, and the four quarters ending September 30, 2001, and Bayfront and Cruises have failed to comply with paragraph 19(m) of the Bayfront Agreement for the same periods.

E. The Borrower is also in Default under Section 7.1(d) of the Loan Agreement in that Bayfront failed to comply with paragraph 19(a)(1) of the Bayfront Agreement by failure to maintain its existence and under paragraph 19(f) of the Bayfront Agreement because Bayfront and Cruises have failed to timely cure a default under Bayfront's Revolving Promissory Note dated January 18, 2000 to Integra Bank ("Integra") as the successor to the National City Bank of Evansville (the "Line of Credit").

F. The occurrence and existence of the Defaults permit Lenders to exercise the remedies provided for in the Loan Agreement, the Note, the Guaranties, the Bayfront Agreement, the Mortgage, the Security Agreement and the other Loan Documents and entitle Lenders to interest at the Default Rate for the period of the Defaults.

G. At Borrower's request Lenders have forbeared from exercising their rights and remedies under the Loan Documents, the Guaranties and the Bayfront Agreement.



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H. Lenders are willing to waive solely the Events of Default recited in C, D and
E above, to waive a portion of the excess of interest at the Default Rate over the interest actually paid by Borrower and to amend the Loan Documents in certain respects, all upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the Recitals and the covenants herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Borrower acknowledges the accuracy of the Recitals and affirms that the Loan is in default, that such default is material, that the Lenders are entitled to exercise their rights and remedies under the Loan Documents, the Bayfront Agreement, and the Guaranties, and that Borrower has no claims, set-offs, or defenses to payment by Borrower of the Loan.

         2. Borrower acknowledges that as of October 22, 2001 Borrower was obligated to Lenders in the principal amount of $6,267,602.34, that no such amount has been paid or otherwise satisfied as of the date hereof, that in addition Borrower's obligations include all advances by Lenders from and after February 27, 2001, all service charges and Loan administration expenses incurred on and after February 1, 2001 including without limitation the costs of Lenders in negotiating and preparing this Agreement and investigating any defaults, all interest accrued from and after October 1, 2001, and the excess of interest at the Default Rate over the interest actually paid by Borrower for the period commencing on the date the first Default occurred.

         3. Borrower acknowledges, represents and warrants to Lenders that the security interests granted to Lenders in the Collateral pursuant to the Security Agreement and in the Vessel pursuant to the Mortgage are and shall remain first and valid perfected security interests therein and the security interests granted to Lenders in the Bayfront Agreement were not affected by the dissolution and liquidation of Bayfront and are and shall remain first and valid perfected security interests.

         4. Borrower represents and warrants to Lenders that no licenses, contracts or other rights of Bayfront were terminated or are subject to termination or, except for the Bayfront Agreement and the Line of Credit, were breached or violated by the dissolution and liquidation of Bayfront and that all such licenses, contracts and other rights are in full force and effect in favor of Cruises.

         5. Provided that the following all occur prior to December 17, 2001, Lenders agree to waive effective December 17, 2001, the Defaults set forth in Recitals C, D and E hereof, to waive the collection of the excess of interest at the Default Rate over interest actually paid by Borrower for the period prior to May 15, 2001 and to compute interest at the Loan Rate for the period commencing May 15, 2001 pursuant to the First Amendment to Loan Agreement attached hereto as Exhibit A rather than at the Default Rate:



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                  a.       Borrower delivers to Lenders on the date hereof an
                           Amendment to the Loan Agreement in the form attached hereto as Exhibit A executed by the Borrower.

                  b. Borrower delivers to Lenders on the date hereof an amendment to the Bayfront Agreement in the form attached hereto as Exhibit B executed by Cruises.

                  c. Borrower delivers to Lenders on the date hereof reaffirmations of the Guaranties by each of the Guarantors in the form attached hereto as Exhibit C.

                  d. Borrower delivers to the Lenders evidence satisfactory to Lenders that the Line of Credit is no longer in default.

                  e. Borrower pays the excess of interest at the Default Rate (as defined in the Amendment referred to in Section 5(a) above) over the interest actually paid for the period commencing on May 15, 2001 and extending through October 31, 2001.

                  f. Borrower pays on the date hereof all Loan administration expenses billed to Borrower to the date hereof and within 15 calendar days from receipt of a statement therefore all other Loan administration expenses Including without limitation the cost of the Lenders in negotiating and preparing this Agreement.

                  g. No other Event of Default or Default under the Loan Agreement as amended occurs.

                  h. Borrower delivers to Lenders a complete list of all assets associated with the operation of the Vessel including make, model and serial numbers where available.

                  i. Borrower delivers to the Lenders on the date hereof a Subordination Agreement in the form attached hereto as Exhibit D from all individuals and entities under common control with Borrower regarding any amounts owed by Borrower or Cruises or any of Guarantors or their subsidiaries to such entities.

                  j. Borrower delivers to Lenders an account agreement satisfactory to the Lenders pursuant to Section 6.18 of the Loan Agreement as amended on or before February 15, 2002.

                  k. Borrower delivers to Lenders on the date hereof a First Amendment to the Servicing and Intercreditor Agreement in the form attached hereto as Exhibit E executed by the Borrower.



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                  1.       Borrower delivers to Lenders the federal and state
                           tax returns for Bruce H. Lien for calendar year 2000.

                  m. Borrower delivers to Lenders on the date hereof Uniform Commercial Code Forms UCC-1 for filing in Florida and South Dakota executed by Cruises in the form previously provided by Bayfront.

                  n. Borrower pays Lenders a forbearance fee of $25,000 with $12,500 paid on the date hereof and the balance paid in three equal monthly installments on each monthly anniversary hereof.

         6. Upon occurrence of an Event of Default under the Loan Agreement as amended pursuant to Section 5 hereof at anytime after the date hereof, Lenders may at their option declare Borrower's obligations under the Loan Documents to be immediately due and payable without demand, presentment or other notice of any kind, all of which are hereby expressly waived and thereafter Lenders shall be entitled to immediately exercise all rights and remedies under the Loan Documents, the Guaranties and the Bayfront Agreement. Except as modified by the amendments provided for in Section 5 hereof, the Borrower, Guarantors and Cruises shall continue to be bound by the Loan Documents, the Guaranties and the Bayfront Agreement after the date hereof.

         7. The provisions of Article VIII of the Loan Agreement shall be applicable to this Agreement.



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       PRINCESA PARTNERS

                                       By: Conami, Inc., its general partner

                                       By: /s/ Jerry L. Baum
                                          --------------------------------------
                                                      Its President
                                          --------------------------------------



                                       By: Concorde Cruises, Inc., its general
                                       partner

                                       By: /s/ Jerry L. Baum
                                          --------------------------------------
                                                      Its President
                                          --------------------------------------


                                       INTEGRA BANK, as successor to The
                                       National City Bank of Evansville, for
                                       itself and for FIRST NATIONAL BANK, LINN
                                       COUNTY BANK, UNITED PRAIRIE BANK -
                                       SLAYTON and PEOPLES NATIONAL BANK OF
                                       KEWANEE


                                       By: /s/ Christopher Tietz
                                          --------------------------------------
                                                 Its Senior Vice President
                                          --------------------------------------



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